PNG Ventures Signs Binding Letter of Intent to Acquire LNG Plant and Operations from Earth Biofuels Subsidiary
Tuesday, June 10, 7:00 am ET
Agreement to Close by June 30, 2008

Dallas, Texas (BUSINESSWIRE) — PNG Ventures, Inc. (OTCBB: PNGX) announced the execution of a binding letter of intent with Earth Biofuels, Inc. (OTCBB:EBOF) whereby PNG Ventures has agreed to purchase a 100% ownership interest in Earth Biofuels’ wholly-owned subsidiary, Earth LNG, Inc. (“Earth LNG”).

Pursuant to the terms of a binding letter of intent, PNG Ventures is to acquire 100% ownership of Earth LNG and all of its subsidiaries, including Applied LNG Technologies, LLC (“ALT”) and its production facility located in Topock, Arizona.  PNG Ventures and Earth Biofuels have agreed to use best efforts to close the transaction on or before June 30, 2008, and have agreed to a break up fee to be paid to PNG Ventures in the event the transaction does not close. The final closing shall be subject to the approval of: (i) Earth Biofuels’ shareholders, senior secured lenders and its Series A Preferred Stock shareholders; and (ii) PNG Venture’s shareholders. The complete terms of the binding letter of intent have been filed as an Exhibit to the current report on Form 8-K filed with the United States Securities and Exchange Commission on June 5, 2008.

Kevin Markey, interim CEO of PNG Ventures stated, “The execution of the binding letter of intent with Earth Biofuels is PNG Venture’s first step towards building a platform to deliver affordable clean energy solutions to the western part of the United States and beyond.  Although we have just begun the process of closing this transaction, we are confident that we have the right partners in place who are committed to building shareholder value and managing this dynamic and growing business.  Earth LNG and ALT’s customers will continue to receive the superlative service to which they are accustomed and upon which they rely.”

Mr. Markey added, “LNG is a clean technology fuel that is derived from natural gas, a feedstock that is abundant in our country.  Unlike ethanol, LNG is a high-BTU per gallon fuel that is not dependent on a food-based feedstock.  Today, high gas prices are being met by equally high food prices due in part to our energy policy which provides incentives for corn-based ethanol production.  Increasing LNG use is a common sense approach for Americans to keep their energy dollars in the US, use a fuel that does substantially less damage to our environment, and buy an alternative fuel that does not compete with and in turn affect the price of food products consumed by Americans.”

Presently, PNG Ventures, Inc. has approximately 418,309 common shares issued and outstanding and no preferred shares issued.

About Earth LNG

•	ALT’s Topock, Arizona plant is one of only five vehicle-quality LNG production facilities in the US.
•	The feedstock for LNG is natural gas, a natural resource that is abundant in North America.
•	As a fuel, LNG produces less greenhouse gases, particulates, oxides of nitrogen and toxins than ethanol, gasoline and diesel.
•	LNG is about 61% less expensive than gasoline and diesel fuels on a BTU basis.
•	ALT sells its product to some of the largest industrial fleets and municipalities on the west coast.

Forward-Looking Statements Disclosure
This press release may contain “forward-looking statements” within the meaning of the federal securities laws.  In this context, forward-looking statements may address the Company’s expected future business and financial performance, and often contain words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “seeks,” “will,” and other terms with similar meaning.  These forward-looking statements by their nature address matters that are, to different degrees, uncertain. Although the Company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can provide no assurances that these assumptions will prove to be correct.  In connection with the “safe harbor” provisions of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, important factors that, among others, could cause or result in actual results and experience to differ materially from the Company’s anticipated results, projections, or other expectations are disclosed in the Company’s filings with the Securities and Exchange Commission.  All forward-looking statements in this press release are expressly qualified by such cautionary statements, risks, and uncertainties, and by reference to the underlying assumptions.

Contact:
PNG Ventures, Inc.
Kevin Markey 214-634-6246
kmarkey@apolloresources.com